As filed with the Securities and Exchange Commission on April 4, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ACADIA PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	06-1376651
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3911 Sorrento Valley Boulevard

San Diego, California 92121

(858) 558-2871

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Uli Hacksell, Ph.D.

Chief Executive Officer

3911 Sorrento Valley Boulevard

San Diego, California 92121

(858) 558-2871

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Glenn F. Baity General Counsel ACADIA Pharmaceuticals Inc. 3911 Sorrento Valley Boulevard San Diego, California 92121 (858) 558-2871	D. Bradley Peck J. Patrick Loofbourrow Cooley Godward Kronish LLP 4401 Eastgate Mall San Diego, California 92121-9109 (858 550-6000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-139217

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Calculation of Registration Fee

Title of Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common Stock, $0.0001 par value	$2,493,750	$76.56

(1)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act under the Securities Act of 1933.

EXPLANATORY NOTE

This registration statement is being filed to register an additional $2,493,750 worth of shares of our common stock, $0.0001 par value per share, pursuant to Rule 462(b) of the Securities Act of 1933, as amended. In accordance with Rule 462(b), this registration statement incorporates by reference the contents of our registration statement on Form S-3 (File No. 333-139217) which was declared effective on December 28, 2006, including all amendments, supplements and exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.

The required opinions and consents are listed on the Index to Exhibits attached to and filed with this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on April 4, 2007.

ACADIA Pharmaceuticals Inc.

By:	/s/ ULI HACKSELL
Uli Hacksell, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ ULI HACKSELL Uli Hacksell	Chief Executive Officer and Director (Principal Executive Officer)	April 4, 2007

By:	/S/ THOMAS H. AASEN Thomas H. Aasen	Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)	April 4, 2007

By:	/S/ * Leslie Iversen	Chairman of the Board	April 4, 2007

By:	/S/ * Gordon Binder	Director	April 4, 2007

By:	/S/ * Michael Borer	Director	April 4, 2007

By:	/S/ * Mary Ann Gray	Director	April 4, 2007

By:	/S/ * Lester Kaplan	Director	April 4, 2007

By:	/S/ * Torsten Rasmussen	Director	April 4, 2007

By:	/S/ * Alan Walton	Director	April 4, 2007

*By:	/S/ ULI HACKSELL
Uli Hacksell Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number	Description of Document
5.1	Opinion of Cooley Godward Kronish LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley Godward Kronish LLP (included as Exhibit 5.1 to this filing).

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to Registration Statement File No. 333-139217).